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                                                                      EXHIBIT 11
                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                 STATEMENT RE: CALCULATION OF NET LOSS PER SHARE

                                                              FOR THE THREE MONTHS ENDED
                                                                      MARCH 31,
                                                          ---------------------------------
LOSS PER SHARE DATA:                                         1997                  1998
                                                          -----------           -----------
                                                          (UNAUDITED)           (UNAUDITED)
NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS          $(1,406,533)          $(1,791,268)
                                                          -----------           -----------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                              6,622,790             8,735,002


LOSS  PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS: BASIC AND DILUTED                           $     (0.21)          $     (0.21)
                                                          ===========           ===========



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